Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Ford Motor Company
One American Road
Dearborn, Michigan

Re: Ford Motor Company Registration Statement

Nos. 33-64607, 33-54735, 33-54275, 33-50194,
33-36061, 33-14951, 2-95020, 333-28181,
333-49545, 333-58695, 333-47443, 333-86127,
333-37396, 333-38580, 333-40258, 333-61882,
333-72476, 333-101293 and 333-115339

We hereby consent to the incorporation by reference in the above Registration Statements on Form S-8 of Ford Motor Company of our report dated June 22, 2005 relating to the December 30, 2004 statement of net assets available for benefits of the Ford Motor Company Savings and Stock Investment Plan for Salaried Employees, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Detroit, Michigan
June 27, 2006

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